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                                                                       EXHIBIT 5


October 14, 1994


The Reynolds and Reynolds Company
115 South Ludlow Street
Dayton, Ohio 45402

Gentlemen:

As general counsel for The Reynolds and Reynolds Company (the "Company"), we are familiar with the Amended Articles of Incorporation of the Company under the laws of the State of Ohio, its Consolidated Code of Regulations, and the respective actions taken by the Shareholders and by the Board of Directors in connection therewith, and all subsequent corporate proceedings with respect thereto.

In addition, we are familiar with the preparation of the Form S-8 Registration Statement currently being filed with the Securities and Exchange Commission registering 2,423,520 Class A Common Shares, $0.625 par value, of the Company ("Common Shares"), reserved for issuance in connection with the exercise of options granted under the Company's Stock Option Plan - 1989, (the "1989 Plan").

We are also acquainted with the business activities of the Company and have examined corporate minute books, records and such other documents as we have deemed necessary in order to render to you the following opinion.

Based upon the foregoing, we are of the opinion that:

1. The Company has been duly organized and is a validly existing corporation in good standing under the laws of the State of Ohio.

2. The issuance of the 2,423,520 Common Shares has been validly authorized by all necessary corporate action on the part of the Company, and when certificates therefor have been duly executed and delivered against payment of the option prices for said shares, as set forth in the respective option agreements therefor, such shares will be duly and validly issued, fully paid and nonassessable.

We hereby consent to the references to our firm in the referenced Registration Statement and to the use of this opinion as an exhibit to such Registration Statement.

Very truly yours,

Coolidge Wall Womsley & Lombard






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